Exhibit 10.14

DS202303RJ02

Smart Property Platform Project Development Contract

Party A: Juyuezaishou (Hainan) Investment Co., Ltd.

Address: Room 14B02, Building A, Fuyuan Community, No. 236 Fengxiang East Road, Qiongshan District, Haikou, Hainan Province, China

Party B: Guangzhou 3e Network Technology Company Limited

Address: Room 701, Block A, SYSU Science Park, No.135 Xingang West Road, Haizhu District, Guangzhou

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, on the basis of equality, voluntariness and consensus, both parties confirm that it is fully aware of and understands the substantive meaning of all the terms of this Contract and its corresponding legal consequences, and based on such understanding, enter into this contract in respect of the Smart Property Platform Project for the purpose of mutual compliance.

Article I. Scope of Software Development

The scope of software development, constituent modules, functions of each module, specifications, versions, requirements statement and quotations of this Contract shall be based on the contents listed in the attachment.

Article II. Software Development Cycle

(i) The software development cycle is about 3 months, calculated from the date of signing this Contract. The cycle covers requirements research, requirements analysis, architecture design, software development, testing, implementation of deployment and training.

(ii) Party B shall submit to Party A in advance the first draft of documents and information needing to be reviewed and confirmed by Party A during the development process. Upon receiving the first draft, Party A shall reply in writing in a timely manner to Party B to address comments. With respect to any rectification suggested by Party A, Party B shall review and make the rectification in a timely manner and submit it to Party A again for review. If Party A makes no reply within 5 working days since receiving the first draft, it shall be considered that Party A has reviewed and confirmed the first draft. Party A’s signed approval of various process documents and information only represents the review of the applicability, demand, usability and feasibility of the developed software, and Party A does not review the technical issues therein. In case of any technical issues or technical adjustments related to Party B’s design after the confirmation by Party A, Party B shall actively cooperate with the adjustment demands.

Article III. Development Amount and Payment Mode

(i) The total amount of this Contract is RMB *** (in words: *** Yuan), including tax at 1%. The price is inclusive of development, testing and training costs and will not be adjusted during the performance period of this contract.

See Annex I for a detailed functional proposal.

(ii) Account information of Party B’s receiving bank:

Account Name: Guangzhou 3e Tech Co., Ltd.

Bank of Deposit: Industrial and Commercial Bank of China Limited Guangzhou Yanqiao Mansion Sub-branch

Account No.: [***]

Tel: 020-38909042

Address: Room 701, Block A, SYSU Science Park, Xingang West Road, Haizhu District, Guangzhou

(iii) Party A shall make payment according to the following payment schedule, and Party B must submit documents according to the following schedule when applying for payment. If Party B fails to submit documents according to this paragraph or the documents submitted fails to meet the requirements, Party A’s payment time shall be postponed accordingly and Party A shall not bear the responsibility for the delayed payment.

Initial payment: RMB[***] Yuan, payable within 15 working days of the signing of this contract.

Interim payment: RMB[***] Yuan, payable within 15 working days since the completion of project development and delivery of system for deployment.

Final payment: RMB[***] Yuan, payable within 15 working days after all three conditions are met: the overall system has been completed and operational normally for 3 months, Party A has accepted the system platform, and both sides have signed the acceptance confirmation.

Article IV. Software Development and Management

(i) On-site development is not mandatory in the whole process of this project implementation, but in the demand research stage or in business module development stage, Party A and Party B can negotiate to decide whether Party B needs to carry out the on-site development, and without special circumstances, Party B shall meet Party A’s requirements within the scope of its ability.

(ii) Party B shall report the progress to Party A in written form on a regular basis according to the progress of the project, including the progress of the project, the completed software development and its effect, any difficulties and obstacles and proposals for countermeasures, any changes in the project and the circumstances of such changes and other circumstances that Party A has the right to demand to know according to the Contract. If any major problems or important changes occur, Party B shall make a written report to Party A within 5 working days from the date of occurrence. You shall also respond within 5 working days to inquiries relating to the project made by Party A at other times. If Party B violates this article, it shall be responsible for the delay of the project and other corresponding consequences arising therefrom.

(iii) Party B shall provide all software required during the development and testing free of charge, and deploy and test it as necessary.

(iv) The final design of the software services by both parties is based on the Product Demands List, and the rest of process documents are used only as a reference for development.

(v) Disputes arising from changes in project requirements shall be resolved through negotiation between Party A and Party B. Changes in requirements are defined as requirements beyond the scope of the Product Demands List, which are proposed in writing by Party A to Party B, and the resulting increase in cost shall be separately agreed upon by Party A and Party B.

Article V. Rights and Obligations of Party A

(i) Party A may obtain the right to sell this Smart Property Management System in Hainan Province after completing the overall product acceptance. The proceeds of Party A’s sales need not be shared with Party B. For the products sold by Party A, the preliminary technical consultation and subsequent maintenance services shall be undertaken by Party A itself.

(ii) Party A has the right to require Party B to complete the software development and ensure that the software passes the acceptance inspection within the specific period agreed in this Contract in accordance with the requirements of the Product Requirements List.

(iii) Without exceeding the scope of the Product Requirements List, Party A has the right to put forward software function modification requests to Party B. Party B shall confirm the reply within 5 working days after receiving Party A’s requests; if Party B receives Party A’s requests and fails to reply within 5 working days, it is regarded as Party B confirms and agrees to implement the requests.

(iv) Party A has the right to require Party B to transfer all paper (copies) and electronic data files involved in the process to Party A after the software is accepted.

(v) Party A must pay Party B the corresponding contract amount in full and on time in strict accordance with Paragraph (iii) of Article 4 of this Contract.

(vi) Party A shall provide Party B with relevant information involved in software development in a timely manner and give Party B convenient conditions within its capacity.

Article VI. Rights and Obligations of Party B

(i) Party B has the right to require Party A to pay the contract sum in full and on time as agreed in this Contract.

(ii) In the course of carrying out the software development, Party B has the right to request Party A to provide reasonable and necessary assistance, and requests Party A to provide necessary information. The information provided by Party A for assisting Party B to complete the software development under this Contract shall be used by Party B for the purpose of this Contract only, and Party B shall not use the said information on any occasion other than for the purpose of this Contract or for any other purpose without Party A’s written permission. Party B’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party A. If Party B fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party A’s relevant data or information, Party B shall compensate Party A for the actual loss suffered as a result.

(iii) Party B fully understands and completely agrees that the Product Requirements List is the framework of Party A’s general requirements for software development, and Party B will follow the Product Requirements List by researching and analyzing Party A’s requirements and make timely modifications and adjustments according to Party A’s requirements.

(iv) During the performance of this Contract, Party B needs to obtain Party A’s trade secrets related to the project for the performance of the Contract, and such trade secrets shall be applicable only for the purpose of performing its obligations under this Contract. Party B shall not make any unauthorized use, dissemination or disclosure of trade secrets. Otherwise, Party A has the right to pursue Party B for breach of contract and demand Party B to compensate for the actual loss caused.

Article VII. Intellectual Property Rights and Right of Use

(i) The basic software under this Contract refers to the software products provided by Party B that already possesses intellectual property rights (including but not limited to any copyrights, trademarks, patents and other intellectual property rights recognized by the applicable laws of this Contract, regardless of whether they have been registered or not, the same below) or the right to use them, including the development tools and application products. The system of secondary development refers to the system developed by Party B on the basis of the existing software products to meet Party A’s objectives.

(ii) Party B warrants that the software (including basic software and secondarily developed software) used to complete the software development agreed in this Contract will not infringe the intellectual property rights of Party A or any third party. If a third party accuses Party A of infringement or claims for damages in the course of Party A’s use, Party B shall be responsible for negotiating with the third party to ensure that the realization of the purpose of this Contract will not be affected.

(iii) If any software developed under this Contract or any part thereof is claimed by a third party to have infringed its intellectual property rights or other legal rights, Party B agrees to defend against any lawsuit or legal claim arising therefrom. Party B agrees to pay the full amount of damages determined by the judgment or settlement in question. Party A agrees to notify Party B promptly of any such action or claim and to provide Party B with reasonable assistance in dealing with the action or claim so that Party B can obtain the rights to which Party B are entitled. Party A has the right to participate in the defense or settlement of any such lawsuit or claim at Party B’s expense.

If the software or any part of the software developed under this Contract is found to be infringing the legal rights of a third party in accordance with law, or if any use or distribution of the software or exercise of any of the rights granted by Party B in accordance with the agreement is found to be infringing, Party B, with the written consent of Party A, shall make every effort to replace the software with non-infringing software with equal or better functions, or to obtain the relevant authorization, so as to enable Party A to continue to enjoy the rights and achieve the goals of this Contract without being affected by any relevant disputes.

If the software developed under this Contract or any part thereof is judged to be an infringement any right or the related dispute fails to be resolved within 30 days, resulting in that Party A cannot use the software normally, Party B shall refund all the contract payments that it has received from Party A.

(iv) The ownership of the intellectual property rights of the basic software used by Party B for developing the project shall remain unchanged and shall be vested in Party B. Party A has the right to use it, which is permanent and irrevocable. Party A shall not utilize the above information for any purpose other than the purpose of this Contract or for any other purpose without Party B’s written permission. Party A’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party B. If Party A fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party B’s relevant data or information, Party A shall compensate Party B for the actual loss suffered as a result.

(v) The intellectual property rights of the software development results (including software products, documents, source codes, data and other materials) under this Contract shall be jointly owned by Party A and Party B. Party A has the right to use the above development results without any restriction or hindrance, and Party B shall be liable for any loss suffered by Party A if Party B causes any restriction or hindrance to Party A’s use of the above development results.

Article VIII. Acceptance, Delivery and Maintenance of Software Achievement

(i) Separate acceptance and separate payment shall be applied to the software development project under this Contract. Party B shall ensure that the overall business functions of the project are complete and can operate normally.

(ii) Before paying the interim payment for this project, Party B shall ensure that the functions of each business module must be complete and can operate normally.

(iii) Party A shall, within 15 working days after receiving the application for acceptance, organize the acceptance inspection according to acceptance criteria specified in the Product Requirements List. Whether a software product passes the acceptance inspection or not shall be subject to Party A’s written notice. If it fails to pass the acceptance inspection, Party A shall fully explain the reasons and give Party B a reasonable period of rectification until passing the acceptance inspection. If Party A fails to complete the organization of acceptance within 15 working days due to Party A’s reasons, it shall be deemed to have passed the acceptance according to the contractual standards.

(iv) Party B shall provide a one-year free service and technical support (warranty period) starting from the completion of the system acceptance inspection (i.e. the date of Party A’s signature of the product acceptance letter). During the software maintenance warranty period, Party B provides Party A with 7*12 hours maintenance service (08:00-20:00). If Party A contacts Party B for temporary use, operation or other non-faulty simple problems, Party B shall propose solutions in a timely manner. In case of general failure that does not affect on-site business or can be dealt with by other alternatives, Party B shall solve it within 24 hours; in case of emergency failure that affects normal business and cannot be solved by other alternatives, Party B shall solve it within 3 hours and ensure that other parts of the relevant system can work normally as a prerequisite. If the above faults require Party B to come to the site for maintenance, Party B shall come to the site in time after receiving Party A’s notification to deal with the faults. In case of failures that cannot be solved on time, Party B shall explain the reasons and solutions, and the solution time can be extended only after Party A’s confirmation.

If Party B is not capable of solving the fault within the specified time or Party A does not recognize the extended solution proposed by Party B, Party A may ask a third party to solve the problem after informing Party B in writing, and the relevant implementation cost will be deducted from the payment due to Party B after informing Party B, and the shortfall will be made up by Party B in the time frame of notification by Party B.

Article IX. Training

(i) Party B shall, in accordance with the actual needs of the project on-line, provide the necessary training programs free of charge for the personnel actually used by Party A, and implement them before the official launch of the system with Party A’s consent.

(ii) Party B must send experienced training instructors and counselors to conduct the training and provide relevant teaching materials or training videos for the on-line learning of trainees.

Article X. Breach Liabilities

(i) If Party A does not pay the contractual amount to Party B according to the Contract, Party A shall pay liquidated damages to Party B according to 0.2% of the total price of the Contract per day of delay, and once such delay exceeds 10 days, Party B has the right to unilaterally terminate or rescind the Contract without bearing any breach responsibility, and Party A shall still pay for the work achievement already delivered by Party B; if Party B requests to continue to perform the Contract, in addition to the liquidated damages paid by Party A in accordance with the aforementioned standard in advance, Party A shall still pay the amount according to the contract, and the date of Party B’s performance of this Contract shall be postponed accordingly from the date of Party B’s receipt of liquidated damages. However, the total amount of liquidated damages for late payment shall not exceed 30% of the total contract amount.

(ii) If Party B terminates the Contract due to Party A’s fault, Party A shall pay Party B the price of the delivered and completed software. Upon payment by Party A, Party B shall deliver to Party A the software for which payment has been made. If Party A wants to use the accepted software in the future, Party A shall still use it in accordance with this Contract. Liquidated damages shall also be paid to Party B at 20% of the total amount of this Contract.

(iii) If Party B fails to complete the acceptance and delivery of the project on time for reasons not attributed to Party A, Party B shall pay liquidated damages to Party A in the amount of 0.2% of the total price of the Contract for each day of delay, but the total amount of liquidated damages for the late acceptance and delivery shall not exceed 30% of the total amount of the Contract.

If Party A agrees in writing, Party B may be given a grace period of 30 natural days, during which the calculation of liquidated damages payable by Party B shall be suspended. If Party B fails to complete the project acceptance after the expiration of the period specified in this Contract or the grace period agreed by Party A, the period for Party B to pay liquidated damages to Party A shall be calculated from the date of the expiration of the grace period (excluding the grace period), and Party B shall pay liquidated damages of 0.2% of the total amount of this Contract to Party A every day.

If the overdue time exceeds 50 days (excluding the grace period), Party A has the right to unilaterally terminate or cancel the Contract, in which case the liquidated damages already paid by Party B shall not be returned by Party A, and Party B shall refund all the contract payments it has received.

(iv) If the software delivered by Party B or its operation results meet the requirements of the Contract during the testing period and cannot be improved by modification, Party A has the right to terminate or cancel the Contract, and Party B shall return all the contract payments it has received.

(v) The software system delivered by Party B shall not contain any software that automatically terminates or interferes with the operation of the system. Otherwise, Party B shall repair it within 10 working days, but if it causes damage to Party A, Party B shall compensate Party A for the actual damage. If Party B is unable to carry out the repair within 10 working days, Party A has the right to terminate or rescind the Contract, and Party B shall refund all the collected contract payment.

(vi) Party B shall not subcontract the project of this Contract to a third party without authorization, otherwise Party B shall pay liquidated damages to Party A according to 20% of the total amount of this Contract, and Party B shall still perform all the obligations in accordance with this Contract; Party A may also choose to terminate or rescind the Contract and request Party B to return all the contract sums received.

(vii) If, without the written consent of the other party, either party discloses to a third party or uses for other projects the commercial information or data of the other party known to it in the course of the performance of this Contract, such party shall compensate the other party for all the losses it has suffered as a result of such disclosure, and shall pay liquidated damages to the other party at the rate of 20% of the total amount of this Contract.

(viii) Unless otherwise agreed in this Contract, if either Party violates any of its warrants under Article 11, the observant party has the right to unilaterally terminate or cancel the Contract, and the defaulting party shall pay the contract amount payable to the observant party on an “as is” basis, as well as the liquidated damages equal to 20% of the total amount of this Contract.

(ix) During the maintenance period, if Party B is incapable of solving any fault within the stipulated time or solves any fault after the stipulated time without Party A’s consent up to 3 times within half a year, Party B shall pay RMB10,000 Yuan to Party A for breach of contract, and continue to provide maintenance service to Party A.

(x) The liquidated damages payable by Party B under this Contract may be deducted from Party A’s unpaid amount. If Party B is liable for liquidated damages and pays liquidated damages to Party A under this Contract, if the liquidated damages are insufficient to compensate for the actual loss suffered by Party A, Party B shall be liable to Party A for the insufficient portion of the damages.

(xi) Party A and Party B shall not unilaterally rescind the Contract without justifiable reasons, otherwise, the defaulting party shall compensate for all the losses suffered by the observant party as a result and pay liquidated damages to the observant party at the rate of 20% of the total amount of this Contract.

Article XI. Warranties and Exemptions

(i) Party A undertakes that

1. Party A has full civil capacity to conclude this Contract. Party A is a legally operated enterprise with good reputation established in accordance with the laws of China and has the legal right and ability to sign and perform the obligations under this Contract.

2. Conflict of interest: Party A’s signing and performance of this Contract or documents related to this Contract will not:

(1) Conflict with Party A’s Articles of Incorporation or other laws and regulations or judgments applicable to Party A;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party A with a third party, such as a guarantee agreement, commitment, contract, or cause Party A’s rights to be bound.

(ii) Party B undertakes that

1. Juridical person status: Party B is a company with legal operation and good reputation established according to Chinese laws, with full civil behavior ability, capable of signing and performing the obligations under this Contract.

2. Conflict of interest: Party B’s signing and performance of this Contract or documents related to this Contract will not:

(1) Conflict with Party B’s Articles of Incorporation or other laws and regulations or judgments applicable to Party B;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party B with a third party, such as a guarantee agreement, commitment, contract, or cause Party B’s rights to be bound.

3. Party B warrants that Party B’s performance of its obligations under this Contract and the license rights granted to Party A are not bound or restricted by any third party and Party B has not assumed any binding or restrictive obligations.

4. The software developed and other software used in the development of the software hereunder meet the requirements of this Contract regarding intellectual property rights.

5. Legitimate software: The software developed by Party B meets the national regulations on software products and software standards and specifications.

6. If the software delivered and licensed to Party A by Party B needs to be registered, filed, approved or licensed by the relevant state departments, Party B shall ensure that the software provided by Party B has completed the above formalities, and Party B shall bear the costs incurred as a result.

Article XII. Force Majeure

The party suffering a force majeure event shall notify the other party as soon as possible after the force majeure event occurs and shall deliver written supporting documentation to the other party for determination within 14 working days from the date of the event. Once the effects of a force majeure event have lasted for more than 30 natural days, the parties shall reach a supplementary agreement on further performance or rescission of the Contract within a reasonable period of time through amicable negotiations. If the purpose of the Contract of either party cannot be realized in a timely manner due to force majeure events or may result in losses, either party shall have the right to rescind the Contract unilaterally and without liability.

Force majeure under this Contract means an event that occurs during the performance of this Contract as a result of natural disasters, major epidemics, war, strikes or other objective circumstances that cannot be foreseen, avoided and overcome. Failure to fulfill this Contract due to guiding opinions or administrative orders, decisions and other relevant documents issued by the government or the Ministry of Commerce shall be considered as one of the force majeure circumstances.

Article XIII. Dispute Settlement

Any disputes arising in the course of the performance of this Contract shall first be sought to be resolved by amicable negotiation between the parties. If the dispute remains unresolved after 30 days, either party may file a lawsuit with the People’s Court of Party A’s domicile.

Article XIV. Miscellaneous

(i) The losses of Party A or the third party referred to under this Contract include, but not limited to, actual losses and investigation fees, attorney’s fees, preservation fees, appraisal fees, evaluation fees and litigation fees incurred in defending the rights.

(ii) “Party B’s inability” under this Contract means one of the following circumstances:

1. Failure to submit a solution after three working days from the date when the development achievement of a function module should be submitted, or failure of the software to be resolved after ten working days beyond the period required by Party A;

2. After three times of modification or improvement, the development results of a function module submitted by Party B or the resolution of a software fault still fails to meet Party A’s requirements;

3. Other circumstances in which Party A has sufficient evidence to prove that Party B is unlikely to submit the software development results or solve a software fault as agreed in the Contract.

(iii) Unless otherwise specified, “days” under this Contract refer to natural days. Unless otherwise specified, “month” under this Contract refers to a calendar span month, i.e., from the starting date to the corresponding date of the following month (or to the 30th day of the month if there is no corresponding date); “natural month” refers to the first day of each month to the last day of the calendar month.

(iv) All notices, documents and information issued or provided by Party A and Party B to each other for the performance of this Contract shall be sent to the address, facsimile number and e-mail address specified in this Contract. Either Party changing the address or the facsimile number, e-mail address or telephone number shall send a written notice to the other Party. The notice shall be deemed to have been served upon the delivery in the case of direct delivery; or upon being sent in the case of facimile; or on the second day after the EMS is dispatched; or when the mail system of either Party indicates that it has been successfully delivered to the server of the other Party in the case of e-mail.

(v) Headings of all articles in this Contract are for convenience of reference only and shall not affect or limit the interpretation of the contents of this Contract.

(vi) The following documents shall be deemed to form part of this Contract and supplement and explain each other, and in the event of a conflict between them, the order listed below shall prevail, or, in the same order, the time of issuance of the documents shall prevail:

1. Supplementary contracts (agreements) or amendment documents signed by both Party A and Party B during the performance of this Contract;

2. This Contract;

Article XV. Effectiveness, Modification and Termination of Contract

(i) This Contract shall enter into force on the date on which it is signed by the legal representatives or authorized representatives of both parties and sealed with the official seal or special seal for the contract, and in the event of inconsistency between the two parties, the later time shall prevail. This Contract is made in two copies. Party A executes one copy and Party B executes one copy, both of which containing the same legal effect.

(ii) Once this Contract has been signed, neither party may alter it at will without the consent of both parties.

(iii) Any matters not covered in this Contract shall be the subject of a separate supplementary agreement to be concluded after consultation between the two parties, and any amendment or supplementary agreement shall be in writing, and the supplementary agreement shall have the same legal effect as this contract.

Party A (stamp)	Party B (stamp)

Legal representative or authorized representative:	Legal representative or authorized representative:

/s/	/s/

Juyuezaishou (Hainan) Investment Co., Ltd.	Guangzhou 3e Tech Co., Ltd.

Contract Seal

March 10, 2023	March 10, 2023

Product Requirements List

No.	Subsystems	Functional module	Functional description	Unit price (excluding tax)/RMB
1	Basic management	Basic management	Organization	[***]
Supporting information
		Real estate management	Real estate files
Real estate acceptance
Real estate statements
2	Collaborative office work	My workbench	Office announcements	[***]
My process
Receive and send messages
My documents
Directory
Work schedule
Mail management
Schedule management
Resource management
Routine documentation
		Workflow management	Workflow definitions
Workflow example queries
3	Fee collection management	Collection management	Collection items	[***]
Collection standard
Instrumentation management
Apportionment of losses
Calculation of late fees
Collection management
Regular costs
Meter-reading fee
Parking fees
Interim cost
Cash deposit
Bank collections
Prepayments
Advance deposit
Security deposit management
		Statement of costs	Statement of receivables
Statement of Receipts
Statement of arrears
Summary of receipts
Cost breakdown

No.	Subsystems	Functional module	Functional description	Unit price (excluding tax)/RMB
		Value-added tax administration	Definition of expense tax rate
Taxable statistical table
4	Customer relationship management	Account management	Customer information	[***]
Occupancy management
Transfer control
		Customer service	Service dispatch
Complaints counseling
Decoration management
Visitor management
		SMS platform	Payment notification, delinquent notification, event notification, birthday wishes
5	Material management	Supplier management	Supplier information	[***]
Assessment system
Quality feedback
Departmental requisitions
Procurement plan
Product comparison
Procurement sub-order
Procurement orders
Procurement settlements (including replacing business tax with VAT)
		Warehouse management	Procurement inventory
Deposit management
Redeployment management
Instant inventory
Inventory management
Statistical reports
6	Decision support	Real estate and customers	Real estate resources statistics
Customer resource statistics
Customer complaint handling analysis form
Service dispatch statistics
			Real estate map	[***]
Maintenance analysis table
		Revenue analysis	Income summary statistics
Consolidated collection statement
Ageing statistics of arrears
Analysis of non-collectibles

No.	Subsystems	Functional module	Functional description	Unit price (excluding tax)/RMB
Statistical tables of receivables
Analysis of non-collection
Analysis of returns
		Cost analysis	Statistical table of contract establishment
Inventory statistics table
Procurement statistics table
Project material consumption amount analysis table
Statistical table of project establishment
Contract performance table
Material cost analysis table
Schedule of implementation of the maintenance plan
Comprehensive cost analysis
Equipment file maintenance and inspection statistics
Other personalized custom reports
7	Smart Property Office App	Property services	Meter reading;	[***]
	(For property company)		Receipt of material, inventory:
	iOS & Android		Service dispatch
Customers claim
Equipment overhaul
Equipment maintenance
Inspection management
Job inspection
		Routine work	Co-working;
Fieldwork, overtime, travel, transfers, vacations, and transfer requests:
Schedule
		News center	To be done & done
My application
		Directory	Including coworkers, clients, and correspondents
Enterprise address book
		Others	Mail, document circulation, report signing, meeting request, vehicle request,

No.	Subsystems	Functional module	Functional description	Unit price (excluding tax)/RMB
Enterprise SMS
Knowledge base Wiki
8	Mobile Internet platform Unit	Smart Property Community APP	Fee inquiry	[***]
	(For owners)		Community activities
	iOS & Android		Online payment
Property announcement
Complaints and suggestions
		WeChat public account	Fee inquiry	[***]
Online payment
Service request
Complaints and suggestions
Community activities
Property announcement
Total				[***]

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